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                      [LETTERHEAD OF BUCHANAN INGERSOLL]
                            PROFESSIONAL CORPORATION


Joseph P. Galda                                   Eleven Penn Center, 14th Floor
215-665-3879                                      1835 Market Street
galdajp@bipc.com                                  Philadelphia, PA 19103-2985

                                                  Telephone: 215-665-8700
                                                  Fax: 215-665-8760



                                 April 28, 2000


Coxton, Limited
C/o Dr. Dr. Batleiner & Partner
Aeulestrasse 74
FL-9490 Vaduz-Leichtenstein


     Re: Common Stock Purchase Agreement Between Coxton, Limited and Aquis Communications Group, Inc.

Ladies and Gentlemen:

          This opinion is furnished to you pursuant to the Common Stock Purchase Agreement by and between Coxton, Limited (the "Purchaser") and Aquis Communications Group, Inc. (the "Company"), dated as of March 31, 2000 (the "Purchase Agreement"), which provides for the issuance and sale from time to time by the Company of shares of Common Stock of the Company with an aggregate purchase price not to exceed $20,000,000. All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

          In rendering this opinion, this firm has relied upon and made such examination and investigation of legal and factual matters as we have deemed relevant, including originals or copies, certified or otherwise identified to our satisfaction, of the Purchase Agreement, the Registration Rights Agreement between the Purchaser and the Company, dated as of March 31, 2000 (the "Registration Rights Agreement"), and the Escrow Agreement between the Purchaser, the Company and Epstein Becker & Green, P.C., dated as of March 31, 2000 (the "Escrow Agreement", and together with the Purchase Agreement and the Registration Rights Agreement, the "Agreements"), certificates of officers of the Company, resolutions of the Company's Board of Directors, good standing certificates for the Company, and of corporate records and certificates or comparable documents of public officials and officers and representatives of the Company.

          In all cases, we have assumed the legal capacity of each natural person signing any of the Agreements, the genuineness of signatures on and the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as certified or photostatic copies, the due execution and delivery of documents where due execution is requisite to the effectiveness thereof and the accuracy and completeness of all corporate records, certifications and other information made available to us by the Company. We have



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Buchanan Ingersoll
PROFESSIONAL CORPORATION

Coxton, Limited
April 28, 2000
Page 2



further assumed without verification that the Agreements have been duly authorized, executed and delivered by, and are the legal, valid and binding obligations of, all parties thereto other than the Company. We have also relied on the records of the Company's transfer agent, including the transfer agent's stock ledger of the issuances of shares of the Company's Common Stock and daily transaction journals in connection therewith, and have assumed the accuracy and completeness thereof.

          As to questions of fact material to this opinion, we have relied upon the accuracy of the representations and warranties made by the parties in the Agreements and of the certificates and other comparable documents of officers and authorized representatives of the Company, and of public officials. Statements made herein "to the best of our knowledge" or with respect to matters "known to us" are based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company in connection with the transactions contemplated by the Agreements. We have made no independent examination of factual matters set forth in the aforesaid certificates, representations or warranties for the purpose of rendering this opinion.

          Based on the foregoing, and subject to the qualifications, limitations and assumptions stated herein, in our opinion:

               1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. The Company and each subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

               2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required (other than the stockholder approval required to increase the number of authorized shares set forth in its Certificate of Incorporation (the "Certificate") and except as may be required pursuant to the corporate governance rules of the Nasdaq Stock Market with respect to the potential issuance of shares in excess of 20% of the number of shares of Common Stock issued and outstanding on the Closing Date). Each of the Agreements has been duly executed and delivered by the Company and each of the Agreements constitutes valid and binding


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Buchanan Ingersoll
PROFESSIONAL CORPORATION

Coxton, Limited
April 28, 2000
Page 3



          obligations of the Company enforceable against the Company in accordance with their respective terms.

               3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Shares, do not and will not (i) result in a violation of the Certificate or the Company's By-Laws (the "By-Laws"); (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or
          (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of the Certificate or the By-Laws.

               4. When issued and paid for in accordance with the Purchase Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Certificate or the By-Laws or, to our knowledge, in any agreement to which the Company is party.

               5. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except (i) as described in the SEC Documents or the Agreements; (ii) additional options granted after the date thereof under the Amended and Restated 1994 Incentive Stock Plan; and (iii) in connection with the proposed acquisition by the Company of the assets of Suburban Connect, L.P.

               6. Subject to compliance with the Nasdaq Stock Market corporate governance rules, the issuance of the Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

               7. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, $0.01 value per share, of which 17,291,512 shares are issued and outstanding and 1,000,000 shares of preferred stock, $0.01 par value per share, of which 100,000 shares are issued and outstanding.


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Buchanan Ingersoll
PROFESSIONAL CORPORATION

Coxton, Limited
April 28, 2000
Page 4



          The opinions set forth above are subject to the following qualifications and limitations:

               (a) We express no opinion as to the effect on the validity, enforceability or binding effect of any Agreement of the application of equitable principles (whether considered in a proceeding at law or in equity) or of bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect affecting the enforcement of creditors' rights and remedies (including those relating to fraudulent conveyances and transfers), or of laws relating to fraud or of public policy principles.

               (b) We express no opinion as to the enforceability of any provision in any Agreement relating to conflicts of law, choice or law or consent to jurisdiction and venue, or as to the effect on the Agreements or any of the opinions set forth above of any documents which we have not reviewed.

               (c) We express no opinion as to the availability of self-help or other non-judicial remedies or equitable remedies, including without limitation specific performance and injunctive relief.

               (d) We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Agreements:

                    (i) that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some remedy or remedies does not preclude recourse to one or more other remedies,

                    (ii) that provide that injunctive relief or specific
               performance may be available as a remedy for breach,

                    (iii) that purport to prevent oral modification or waivers,
               or

                    (iv) the breach of which a court concludes is not material or does not adversely affect the Purchaser.

               (e) We express no opinion on the validity or enforceability of any of the provisions of the Agreements under which any party thereto waives any right afforded to such party by applicable law after a default.

               (f) We express no opinion on compliance with fiduciary duty requirements.


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Buchanan Ingersoll
PROFESSIONAL CORPORATION

Coxton, Limited
April 28, 2000
Page 5


          Our opinion is subject to judicial decisions which indicate that public policy many render unenforceable provisions respecting payment of cash and expenses of enforcement, including, without limitation, attorneys' fees.

          Our opinion expressed in Paragraph 1 above, insofar as it relates to the valid existence and good standing of the Company as a corporation incorporated in Delaware, is based solely on certificates of good standing of a recent date from the Secretary of State of the State of Delaware and is limited accordingly.

          We are licensed to practice law in the Commonwealth of Pennsylvania and are experienced in evaluating matters requiring a general knowledge of the corporate statutes of the State of Delaware. In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Pennsylvania and any issues that may arise under the Delaware General Corporation Law. To the extent that the Agreements are governed by laws other than the laws of the Commonwealth of Pennsylvania, we have assumed, with your permission and without verification, that the applicable provisions of those laws are identical to the provisions of Pennsylvania law.

          We advise you that, except as disclosed in the SEC Documents, we have not been engaged to devote substantive attention to any claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, except for such proceedings which, if judgment were rendered against the Company as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to us on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts and circumstances change.



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Buchanan Ingersoll
PROFESSIONAL CORPORATION

Coxton, Limited
April 28, 2000
Page 6


          The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Agreement and may not be relied upon by you in connection with any other matter or by any other person without our express prior written consent.




                                        Very truly yours,

                                        BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION


                                        By: /s/ Joseph P. Galda
                                            -----------------------
                                             Joseph P. Galda